UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2010

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month the Chief Executive Officer of the Bank issues a 'Report from the President' (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of June 2010 issued on July 1, 2010 appears below.

July 1, 2010

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

Advances Averaged $81.1 Billion

In May, advances averaged $81.1 billion. We ended the month at $80.5 billion, a decrease of $2.7 billion from $83.2 billion at the end of April. These results maintain the slow post-crisis downward trend we have seen as member lenders are flush with retail deposits and experiencing tepid loan demand. Even with this decline, the Home Loan Bank of New York remains primarily an "advances bank", with advances that were approximately 78 percent of total assets as of May 31.

Moody's Issues Report on the FHLBNY

On June 17, Moody's Investor Service issued a credit opinion on the Federal Home Loan Bank of New York. I am pleased to report that our outlook remains stable with an Aaa/P-1 rating. Moody's noted that "the stable outlook for the FHLBank of New York's rating reflects the FHLBank's consistent returns and its low exposure to private-label MBS."

The report went on to state that Moody's "expects the FHLBank of New York to conservatively manage its business in achieving a modest but stable risk adjusted return." The FHLBNY intends to continue to operate its business in this manner.

Nominations Period Opening for 2010 Election of Directors of the FHLBNY

Election Announcement packages containing nomination certificates and other related information regarding the 2010 Director election process were mailed to all eligible stockholders in our district on June 30, 2010. Two Member Director seats from New Jersey, two Member Director seats from New York, and two district-wide Independent Director seats will be up for election later this year for terms that will begin on January 1, 2011. The deadline to return your nomination certificates to the FHLBNY is 5:00 p.m. on July 30, 2010.

In Memoriam: Director John Scarchilli

On a sad note, John Scarchilli, the longtime CEO of Pioneer Bank and a FHLBNY Director, lost his nine-year battle with cancer on June 5. John was a banker's banker and a good neighbor, a pillar of the Troy, New York community that both he and Pioneer Bank called home. John, who had been a member of our Board of Directors since September 2006, will be missed by all who were lucky enough to have known him. We extend our prayers and condolences to John's wife Nancy and his family.

In Washington

During the early morning hours of Friday, June 25, 28 representatives from the House and Senate voted to approve the bulk of the Dodd-Frank Wall Street Reform and Consumer Protection Act. In this bill of more than 2,000 pages, our concerns were resolved. The bill is now before the House and Senate floors and is expected to be passed and signed into law by President Obama.

I would like to thank our member lenders and our outstanding trade groups for reaching out to the Members of Congress in the New York and New Jersey congressional delegations to help ensure that the legislation as finally adopted permits the Federal Home Loan Bank System to continue to fulfill its mission of supporting the 8,000 member lenders to ensure that credit remains available for homes and businesses on Main Street. In this regard, I would also like to thank Senator Charles Schumer and Representatives Scott Garrett, Carolyn Maloney, Gregory Meeks, Edolphus Towns and Nydia Velazquez, all of whom served on the Conference Committee for the Wall Street Reform and Consumer Protection Act, for their recognition of the importance of the Federal Home Loan Bank System during the shaping of the final legislation. And I would also like to thank Senators Robert Menendez, member of the Senate Banking Committee, and Representatives John Adler, Leonard Lance, Gary Ackerman, Peter King, Chris Lee, Carolyn McCarthy and Dan Maffei, members of the House Financial Services Committee, for their support of the Federal Home Loan Bank System as the measure was hammered out.

Last year, early in this reform process, House Finance Committee Chairman Barney Frank stated that the Home Loan Banks "are perceived as very well run" and "a reliable source of funding which most Members (of Congress) support." It is nice to see that we have continued to earn that support.

Now that financial reform legislation is likely all but adopted, Washington will turn its focus to determining the role of the housing GSEs. As you will recall, on April 22, the Departments of Treasury and Housing and Urban Development put out for comment seven questions that they are asking the public to comment on regarding housing finance reform. Comments are due by July 21. As both members of the Federal Home Loan Bank System and the local lenders your communities depend on, it is important that you voice your opinions on the future of housing finance. As I noted in my June 26 correspondence on this matter, fully answering these questions will be of key importance to the Home Loan Bank System and our members. In your responses to these questions, and as part of any discussion you might have with elected officials at each level of government, it is important to highlight what is working: responsible community lending supported by the stable Home Loan Banks.

The Home Loan Bank team thanks our members for your use of our products and services to expand the responsible availability of mortgage credit, to compete effectively in your market, and to promote strong communities. The upcoming holiday is a wonderful time for communities across the country, and we hope each of you has an enjoyable weekend in Celebration of Our Nation’s Birthday.

Sincerely,

Alfred A. DelliBovi
President

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

July 1, 2010	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer